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                                                                          EX 3.2

[SEAL OF THE STATE OF TEXAS]

OFFICE OF THE SECRETARY OF STATE
CORPORATIONS SECTION
P.O. BOX 13697
AUSTIN, TEXAS 78711-3697

                       ARTICLES/CERTIFICATE OF CORRECTION

This correction by the undersigned corporation, limited liability company, or out-of-state financial institution is submitted pursuant to article 1302-7.01, Texas Miscellaneous Corporation Laws Act. In the case of a limited partnership, this certificate of correction is made pursuant to section 2.13, Texas Revised Limited Partnership Act. The undersigned entity seeks to correct a document which is an inaccurate record of the entity action, contains an inaccurate or erroneous statement, or was defectively or erroneously executed, sealed, acknowledged or verified, and for this purpose states the following.

                                   ARTICLE ONE

The name of the entity is SILVERLEAF RESORTS, INC.

                                  ARTICLE TWO

The document to be corrected is the Third Amended and Restated Articles of Incorporation

that was filed in the Office of the Secretary of State on the following date:
December 17,2003

                                  ARTICLE THREE

The inaccuracy, error, or defect to be corrected is:

         Paragraph C of Article II of the Third Amended and Restated Articles of Incorporation inaccurately identified a change to ARTICLE ELEVEN of the company's Amended and Restated Articles of Incorporation . The correct reference should be to ARTICLE TEN.

                                  ARTICLE FOUR

As corrected, the inaccurate, erroneous, or defective portion of the document reads as follows:

         C. ARTICLE TEN is added to provide that a majority of shareholders may amend Articles in the future.

                                    Silverleaf Resorts, Inc.

                                    By: /s/ Sandra Cearley, Secretary
                                       -----------------------------------------
                                         Sandra Cearley, Secretary